EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. ___) on Form S-3 of ShiftPixy, Inc. of our report dated March 31, 2017, relating the consolidated financial statements of ShiftPixy, Inc., appearing in Form 10-K/A of ShiftPixy, Inc. for the year ended August 31, 2016.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Squar Milner LLP

September 28, 2018

Newport Beach, California